UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 18, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of DJO Incorporated (the “Company”), the parent corporation of DJO Finance, LLC, adopted the management incentive bonus plan for 2009 for the executive officers of the Company (the “2009 Plan”).  The following discussion applies only to the portion of the 2009 Plan that covers Leslie Cross, President and Chief Executive Officer, Vickie Capps, Executive Vice President and Chief Financial Officer, Luke Faulstick, Executive Vice President and Chief Operating Officer, Tom Capizzi, Executive Vice President, Global Human Resources, and Donald Roberts, Executive Vice President and General Counsel.

Under the 2009 Plan, each executive officer will have the opportunity to earn up to 60% of such officer’s annual salary as a target bonus, and 50% of the annual bonus can be earned based on certain financial results of the four fiscal quarters and the remaining 50% can be earned based on the 2009 financial results.  The portion of the bonus that can be earned in each of the fiscal quarters will be divided among the four quarters in proportion to the budgeted quarterly contribution of the particular quarter to the annual 2009 budgeted amount of each of the financial performance goals described below.  The 2009 Plan contains quarterly and annual adjusted EBITDA goals that will determine whether 60% of the applicable bonus opportunity is earned; quarterly and annual operating free cash flow goals that will determine whether 20% of the applicable bonus opportunity is earned; and quarterly and annual revenue goals that will determine whether the remaining 20% of the applicable bonus opportunity is earned.  Free cash flow, for the purposes of the 2009 Plan, is calculated as adjusted EBITDA, as defined below, less capital expenditures, and adjusted for changes in operating working capital.  Adjusted EBITDA, for the purposes of the 2009 Plan, is calculated as earnings before interest, income taxes, depreciation and amortization, further adjusted for non-cash items, non-recurring items and other adjustment items pursuant to the definition of consolidated EBITDA contained in the credit agreement for the Company’s principal secured credit facility, excluding forward cost savings as determined by the Board of Directors.

At the end of each quarter and the full year, the bonus opportunity will be determined based on whether the applicable financial targets have been met, and if one or more such targets have been met, the available portion of the target bonus will be paid if the individual executive officer has otherwise met personal performance objectives.  The 2009 Plan provides for the payment of as little as 40% of the target bonus if the Company’s financial performance falls short of the applicable goal by less than 2.5% for revenue, 5% for operating free cash flow and 6.5% for adjusted EBITDA.  Likewise, the 2009 Plan provides for the payment of up to twice the target bonus if the Company’s financial performance exceeds the applicable goal by up to 2.5% of revenue, 5% of operating free cash flow and 6.5% of adjusted EBITDA.  The effects of foreign currency translation are excluded from the financial calculations under the 2009 Plan, and if one or more quarterly bonuses have been paid but the Company’s annual adjusted EBITDA for 2009 falls below a minimum threshold, the executive officers will be required to repay all such quarterly bonuses that had previously been paid during 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: February 24, 2009
	By:	/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President, General Counsel
and Secretary